Exhibit 4.22

DEED OF CHANGE OF TRUSTEE FOR THE TRUST DEED RELATING TO MASTER QUALITY TRUST

THIS DEED OF CHANGE OF TRUSTEE (this “Deed”) is dated the 09 day of DEC 2021 and is entered into between:

(1)

Full Truck Alliance Co. Ltd., a company incorporated in the Cayman Islands with limited liability and with its principal offices located at Building 3, Wanbo R&D Park, No. 20, Fengxin Road, Yuhuatai District, Nanjing, Jiangsu Province, China and its registered address at Conyers Trust Company (Cayman) Limited at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands. (the “Company”);

(2)

THE CORE TRUST COMPANY LIMITED (匯聚信託有限公司), a trust company incorporated under the laws of Hong Kong, whose registered office is at 28th Floor, 33 Des Voeux Road Central, Central, Hong Kong (the “Original Trustee”);

(3)

MASTER QUALITY GROUP LIMITED, a limited liability company incorporated under the laws of the British Virgin Islands, whose registered office is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (the “Nominee”); and

(4)

Futu Trustee Limited, a limited liability company incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) , whose address is 5/F, Bangkok Bank Building, 14-20 Bonham Strand West, Sheung Wan, Hong Kong (the “New Trustee”).

(collectively referred to as the “Parties” and each a “Party”).

BACKGROUND

(A) The Company, the Original Trustee and the Nominee entered into the trust deed dated 3 December 2018 in relation to the stock incentive plan of the Company (the “Trust Deed”) and the deed of amendment on 25 February 2021 (the “Deed of Amendment”, together with the Trust Deed, the “Original Trust Documents”).

(B) The Company wishes to terminate the Original Trustee and appoint the New Trustee of the trust declared under the Trust Deed (the “Trust”) effective as of the date of this Deed (the “Effective Date”).

(C) The New Trustee has agreed to serve as the new trustee for the Trust effective as of the Effective Date.

DEFINITIONS

Capitalized terms or terms not herein defined shall have the same meanings as those set forth in the Original Trust Documents.

IT IS AGREED AS FOLLOWS:

1.    CHANGE OF TRUSTEE

1.1	The Original Trustee shall be forever released and discharged from the trustee of the Trust and all duties and obligations under the Trust effective as of the Effective Date.

1.2	The Original Trustee is no longer obliged to further act as Trustee.

1.3	Notwithstanding any other provision in this Deed, clauses of this Deed do not affect the rights of the Original Trustee arising or accruing under the Original Trust Documents.

1.4

The New Trustee hereby accepts the appointment as and the office of trustee to the Trust and acknowledges receipt of the transfer of the Trust Fund (as defined in the Original Trust Documents) from the Original Trustee as the new trustee of the Trust.

1.5

Upon its transfer of all Trust Fund to the New Trustee, the Original Trustee will not in any way be responsible or liable for any loss arising from the appointment of the New Trustee or the transfer of the Trust Fund in the Trust in the name or under the control of the New Trustee pursuant to this Deed or in respect of any act or default on the part of the New Trustee.

2.    ORIGINAL TRUSTEE’S AND NOMINEE’S INDEMNITY

The Company shall indemnify the Original Trustee or the Nominee or the Original Trustee’s or Nominee’s Affiliates and their respective directors, officers, employees and agents, or any other party related to any of the foregoing entities (the “Indemnified Parties”) absolutely from any and all actions, demands, expenses, claims, duties, taxes, obligations, undertakings and liabilities which arise out of or are incurred (i) through acting as an Original Trustee or Nominee of the Plan prior to and after the date of this Deed; and (ii) due to the change of Trustee. The Trustee shall also have the benefit of any indemnities conferred on trustee(s) by law.

3.    FURTHER ASSURANCE

The Parties shall execute all such documents and do all such acts and things to give effect to the provisions of this Deed.

4.    GOVERNING LAW AND JURISDICTION

4.1	This Deed is governed by and shall be construed in accordance with the laws of Hong Kong and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

4.2

Each Party irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of Hong Kong as the venue of any legal action arising out of or relating to this Deed and agrees not to claim that any court thereof is not a convenient or appropriate forum. Each Party also agrees that a final judgment against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction.

5. MISCELLANEOUS

This Deed may be signed in counterparts. When signed in counterparts, each signed counterpart is taken to be an original of this Deed.

IN WITNESS where of this Deed has been executed by the Parties and is delivered as a deed on the date specified above.

EXECUTED AS A DEED UNDER	)
THE COMMON SEAL of	)
Full Truck Alliance Co. Ltd.	)
was affixed to this Deed	)
in the presence of:	)

The above signature has been executed in the presence of:

WITNESS:	/s/ Shi Xiaoxiao
Name: Shi Xiaoxiao
ID: ******

6

EXECUTED AS A DEED UNDER	)
THE COMMON SEAL of	)
THE CORE TRUST COMPANY LIMITED	)
was affixed to this Deed	)
in the presence of:	)

The above signature has been executed in the presence of:

WITNESS:
Name:
ID:

EXECUTED AS A DEED UNDER	)
THE COMMON SEAL of	)
MASTER QUALITY GROUP LIMITED	)
was affixed to this Deed	)
in the presence of:	)

The above signature has been executed in the presence of:

WITNESS:
Name:
ID:

EXECUTED AS A DEED UNDER	)
THE COMMON SEAL of	)
Futu Trustee Limited	)
)
was affixed to this Deed	)
in the presence of:	)

The above signature has been executed in the presence of:

WITNESS:
Name:
ID: